Exhibit 5.1

[Letterhead of Burns & Levinson LLP]

December 21, 2022

Kiora Pharmaceuticals, Inc.

1371 East 2100 South, Suite 200

Salt Lake City, Utah 84105

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel for Kiora Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-1 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) on December 21, 2022 under the Securities Act of 1933, as amended (the “Securities Act”), covering the offering for resale, on a delayed or continuous basis, of 654,610 shares (the “Warrant Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”) issuable upon exercise of outstanding warrants of the Company (the “Warrants”), by the selling stockholders named therein. The Warrants were issued, and the Warrant Shares are issuable, pursuant to the Inducement Letters, dated as of November 17, 2022, by and between the Company and the selling stockholders (the “Inducement Letters”), the form of which has been filed as an exhibit to the Company's Current Report on Form 8-K filed on November 21, 2022.

In connection with this opinion, we have examined and relied upon the Registration Statement and the prospectus contained therein, the Company’s Restated Certificate of Incorporation, as amended, the Company’s Second Amended and Restated By-Laws, the Inducement Letters, the Warrants and such instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; and (iv) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. We have also assumed that the Warrant Shares issuable pursuant to the Warrants will continue to be validly authorized on the dates the Warrant Shares are issued pursuant to the Warrants.

Based upon the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that the Warrant Shares have been duly authorized and reserved for issuance, and, when issued upon exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

The opinions expressed above are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity.

We express no opinion herein as to the effect or applicability of the laws of any jurisdiction other than the federal laws of the United States of America and the General Corporation Law of the State of Delaware (including all applicable provisions of the Delaware constitution and reported judicial decisions interpreting the General Corporation Law of the State of Delaware or the Delaware constitution). This opinion is limited to the laws referred to above as in effect on the date hereof. We undertake no obligation to advise you as a result of developments occurring after the date hereof or as a result of facts or circumstances brought to our attention after the date hereof.

Kiora Pharmaceuticals, Inc.

December 21, 2022

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder or Item 509 of Regulation S-K.

Very truly yours, /s/ BURNS & LEVINSON LLP BURNS & LEVINSON LLP

2